Exhibit 10.1

AMENDMENT NO. 15 TO CREDIT AGREEMENT

This AMENDMENT NO. 15 TO CREDIT AGREEMENT, dated as of November 5, 2010 (this “Fifteenth Amendment”), among JARDEN CORPORATION, a Delaware corporation (the “Borrower”), BARCLAYS BANK PLC (“Barclays”), as Administrative Agent (as defined below), as the Swing Line Lender and the Foreign Currency Fronting Lender under the Credit Agreement referred to below, and each Lender party hereto, amends certain provisions of the CREDIT AGREEMENT, dated as of January 24, 2005 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the L/C Issuers party thereto from time to time, Barclays, as administrative agent for the Lenders and the L/C Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”), DEUTSCHE BANK AG NEW YORK BRANCH, as syndication agent for the Lenders and the L/C Issuers (in such capacity, together with its successors in such capacity, the “Syndication Agent”), JPMORGAN CHASE BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, SUNTRUST BANK, SOVEREIGN BANK, and WELLS FARGO BANK, N.A., as co-documentation agents for the Lenders and L/C Issuers.

W I T N E S S E T H:

WHEREAS, the Borrower desires to modify and amend certain provisions of the Credit Agreement as more fully described herein; and

WHEREAS, the Borrower, each Guarantor party to the Guarantor Consent (as defined below), each Lender and the Administrative Agent agree, subject to the limitations and conditions set forth herein, to amend or otherwise modify the Credit Agreement as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.    Certain Amendments to the Credit Agreement. As of the Fifteenth Amendment Effective Date (as defined below), and subject to the satisfaction of the conditions set forth in Section 2 (Conditions to Effectiveness) hereof:

(a)    Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following definitions in such Section 1.01 in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.01:

“Fifteenth Amendment” means that certain Amendment No. 15 to the Credit Agreement, dated as of November 5, 2010, among the Borrower, the Administrative Agent and each Lender party thereto.

“Fifteenth Amendment Effective Date” means the date on which the Fifteenth Amendment shall have become effective in accordance with its terms.

“Permitted Senior Note Net Debt Proceeds” means, at any date, the Net Proceeds of a Debt Issuance described under the proviso in clause (h)(II) of Section 7.03 (Indebtedness) on or after the Fifteenth Amendment Effective Date.

(b)    Section 2.06(e)(iii) (Mandatory Prepayments) of the Credit Agreement is hereby amended by inserting the text “or clause (h)(II) of Section 7.03 (Indebtedness) to the extent described in the proviso at the end of clause (h)(II) of such Section)” immediately after the text “and (n) of Section 7.03 (Indebtedness)”.

(c)    Article VI (Affirmative Covenants) of the Credit Agreement is hereby amended by inserting the following text immediately after Section 6.21 (Immaterial Foreign Subsidiaries):

“6.22    Proceeds of Certain Indebtedness. For so long as Term Loans remain outstanding, an amount equal to the amount of Permitted Senior Note Net Debt Proceeds generated by each Debt Issuance described under the proviso in clause (h)(II) of Section 7.03 (Indebtedness) shall be used on or prior to the second anniversary of the issuance thereof for any or all of the following purposes: (i) to consummate one or more Permitted Acquisitions, (ii) make optional prepayments of Term Loans pursuant to Section 2.06(b) (Optional Prepayment of the Term Loan) and/or (iii) to the extent any Term Loans are outstanding on the second anniversary of such Debt Issuance, make a prepayment of the Loans pursuant to the provisions of clauses (a) through (d) of Section 2.06(e) (Mandatory Prepayments).

(d)    Section 7.03(h) (Indebtedness) of the Credit Agreement is hereby amended by inserting the following text immediately preceding the semicolon (“;”) at the end of said Section:

        “; provided, that, with respect to Indebtedness under Permitted Senior Notes issued on or after the Fifteenth Amendment Effective Date, individually or in the aggregate with all other Permitted Senior Notes issued on or after the Fifteenth Amendment Effective Date, that does not exceed $750,000,000.00, if all such Permitted Senior Notes are unsecured, then the requirement to apply 100% of the Net Proceeds of such Permitted Senior Notes to repay Loans as provided in clause (ii) above of this Section 7.03(h)(II) shall not apply”.

(e)    Section 8.01(b)(i) (Events of Default) of the Credit Agreement is hereby amended by inserting the text “, Section 6.22 (Proceeds of Certain Indebtedness)” immediately before the text “or Section 7.13 (Financial Covenants)”.

Section 2.    Conditions to Effectiveness.

This Fifteenth Amendment shall become effective as of the date (the “Fifteenth Amendment Effective Date”) on which each of the following conditions precedent shall have been satisfied:

(a)    Certain Documents.    The Administrative Agent shall have received each of the following, dated as of the Fifteenth Amendment Effective Date (unless otherwise agreed to by the Administrative Agent), in form and substance satisfactory to the Administrative Agent:

(i)    this Fifteenth Amendment, duly executed by the Borrower, the Administrative Agent, and the requisite Lenders;

(ii)    the Consent, Agreement and Affirmation of Guaranty in the form attached hereto as Exhibit A (the “Guarantor Consent”), duly executed by each of the Guarantors;

(iii)    a copy of the notice delivered by a Responsible Officer of the Borrower (or by an authorized attorney at Kane Kessler, P.C., counsel to the Borrower), to each Local Agent in respect of each outstanding Local Credit Facility pursuant to the requirements of Section 5.4(c) (Matters Relating to Loan Documents) of the Local Credit Facility Intercreditor Agreement, pursuant to which the Borrower notifies each such Local Agent of the amendments contained herein, certified by a Responsible Officer of the Borrower as being a true, complete and correct copy of such notice and together with evidence reasonably satisfactory to the Administrative Agent that such notice shall have been delivered by the Borrower to such Local Agents at least three (3) Business Days prior to the Fifteenth Amendment Effective Date;

(iv)    certified copies of resolutions of the Board of Directors or Sole Member, as applicable, of each Loan Party approving the execution, delivery and performance of this Amendment and the other Loan Documents delivered in connection herewith to which such Loan Party is a party to; and

(v)    such additional documentation as the Administrative Agent or the Required Lenders may reasonably require prior to the execution and delivery of this Fifteenth Amendment.

(b)    Corporate and Other Proceedings.    All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Fifteenth Amendment shall be satisfactory in all respects to the Administrative Agent and the Required Lenders.

(c)    Representations and Warranties; No Defaults.    The Administrative Agent, for the benefit of the Lenders, shall have received a certificate of a Responsible Officer of the Borrower certifying that both before and after giving effect to this Fifteenth Amendment:

(i)    each of the representations and warranties set forth in Article V (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Fifteenth Amendment Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date; and

(ii)    no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Fifteenth Amendment Effective Date.

(d)    Consent Fees.

(i) The Administrative Agent shall have received from the Borrower a consent fee payable in Dollars for the account of each Lender that has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 5:00 p.m., New York City time on November 1, 2010 (the “Early Consent Deadline” and each such Lender, an “Early Consenting Lender”) equal to 0.10% of the sum of (x) the aggregate principal amount of Term Loans, if any, held by such Early Consenting Lender as of the Early Consent Deadline with respect to which a consent was delivered and (y) the aggregate amount of the Revolving Credit Commitment, if any, of such Early Consenting Lender as of the Early Consent Deadline with respect to which a consent was delivered.

(ii) The Administrative Agent shall have received from the Borrower a consent fee payable in Dollars for the account of each Lender that has not met the Early Consent Deadline but has returned an executed signature page to this Amendment to the Administrative Agent at or prior to 12:00 p.m., New York City time on November 5, 2010 (the “Later Consent Deadline” and each such Lender, a “Later Consenting Lender”) equal to 0.05% of the sum of (x) the aggregate principal amount of Term Loans, if any, held by such Later Consenting Lender as of the Later Consent Deadline with respect to which a consent was delivered and (y) the aggregate amount of the Revolving Credit Commitment, if any, of such Later Consenting Lender as of the Later Consent Deadline with respect to which a consent was delivered.

Section 3.    Representations and Warranties. The Borrower, on behalf of itself and the other Loan Parties, hereby represents and warrants to the Administrative Agent and each Lender as follows:

(a)    the execution, delivery and performance by each Loan Party of this Fifteenth Amendment have been duly authorized by all requisite corporate or other action on the part of such Loan Party and will not violate any of the certificates of incorporation or by-laws (or equivalent Constituent Documents) of such Loan Party; and

(b)    this Fifteenth Amendment has been duly executed and delivered by each Loan Party, and each of this Fifteenth Amendment, the Credit Agreement as amended or otherwise modified hereby constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar Laws relating to or affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at Law or in equity).

Section 4.    Reference to and Effect on the Loan Documents.

(a)    As of the Fifteenth Amendment Effective Date, each reference in the Credit Agreement and the other Loan Documents to the “Credit Agreement,” “this Agreement,”

“hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, or such other Loan Document, as applicable, as amended by this Fifteenth Amendment.

(b)    Except to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)    The execution, delivery and effectiveness of this Fifteenth Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of any Agent, any Lender or any L/C Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as to any waiver expressly set forth in this Fifteenth Amendment.

(d)    The Borrower hereby confirms that the security interests and Liens granted by the Borrower pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

Section 5.    Costs and Expenses. As provided in Section 10.04 (Attorney Costs, Expenses and Taxes) of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for all reasonable fees, costs and out-of-pocket expenses due and payable by the Borrower pursuant to the Loan Documents, as well as such costs and expenses (including Attorney Costs) for advice, assistance, or other representation in connection with the preparation, negotiation, execution and delivery of this Fifteenth Amendment.

Section 6.    Governing Law. This Fifteenth Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 7.    Headings. Section headings in this Fifteenth Amendment are included herein for convenience of reference only and shall not constitute a part of this Fifteenth Amendment for any other purposes.

Section 8.    Severability. The fact that any term or provision of this Fifteenth Amendment (or of the Credit Agreement to the extent modified pursuant to this Fifteenth Amendment) is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 9.    Execution in Counterparts. This Fifteenth Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile, PDF or other electronic copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Fifteenth Amendment.

Section 10.    Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS FIFTEENTH AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Fifteenth Amendment has been duly executed on the date set forth above.

JARDEN CORPORATION, as Borrower

By:	/s/ John E. Capps
Name: Title:	John E. Capps Senior Vice President and General Counsel

Signature Page to Amendment 15 to Credit Agreement

BARCLAYS BANK PLC, as Administrative Agent, Foreign Currency Fronting Lender, Swing Line Lender and L/C issuer under the Credit Agreement

By:	/s/ Craig J. Malloy
Name:	Craig J. Malloy
Title:	Director

Signature Page to Amendment 15 to Credit Agreement